EXHIBIT 10.11


                              SCA HOLDINGS US INC.
                          DEFERRED COMPENSATION PROGRAM


                                       1.


                           PURPOSE AND EFFECTIVE DATE


(a) PURPOSE. The purpose of the SCA Holdings US Inc. Deferred Compensation Program (the "Plan") is to assist SCA Holdings US Inc. and certain of its affiliates in attracting and retaining executives who will make a significant contribution to their business success. The Plan provides for Voluntary Deferrals by Participants, Benefit Replacement Deferrals by Participants, discretionary matching benefits with respect to the Benefit Replacement Deferrals, and discretionary profit sharing contributions, in each case as provided below. The Plan was also formed as a successor plan to the XL America Inc. Deferred Compensation Plan in connection with the initial public offering of the common stock of Security Capital Assurance Ltd.

(b) EFFECTIVE DATE. The Plan was adopted effective as of June 16, 2006 (the "Effective Date").

                                       2.


                                   DEFINITIONS


                When used herein, the following terms shall have the following meanings:

                "Account" means the bookkeeping account maintained by the Company for each Participant which is credited with benefits under Sections 4.1and 4.3, and earnings (or debited with losses) attributable to the Investment Options selected by the Participant, and which is debited to reflect distributions. The portions of a Participant's Account allocated to different Investment Options will be accounted for separately, and the portions attributable to benefits under Sections 4.1(a) through (e) and 4.3 of the Plan shall, to the extent required by the Committee, also be accounted for separately. Grandfathered Benefits shall also be accounted for separately.

                "Account Balance" means the total amount credited to a Participant's Account at any time, including the portions of the Account allocated to each Investment Option.

                "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 10 to receive the amount, if any, payable upon the death of a Participant.

                "Benefit Replacement Deferral" means the Compensation deferred pursuant to Sections 4.1(a) and 4.2 of the Plan.

                "Benefit Replacement Deferral Election" means an election with respect to a Benefit Replacement Deferral made by a Participant pursuant to
Section 4.2 of the Plan in the form designated by the Committee from time to time.

                "Benefits" means the benefits described in Section 4.1 and 4.3 of the Plan.

                "Board of Directors" means the Board of Directors of the Company.

                "Change in Control" has the meaning set forth in Appendix A hereto.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Committee" means the Retirement and Investment Committee of the Company.

                "Company" means SCA Holdings US Inc., a Delaware corporation, or any successor under the provisions of Section 11.2.

                "Compensation" means base salary and bonus payable by an Employer to the Participant (whether or not deferred under this Plan, a 401(k) Plan or any other deferred compensation plan).

                "Deferral Election" means an election to defer Compensation (whether as a Benefit Replacement Deferral Election or a Voluntary Deferral Election) made by a Participant pursuant to, and in accordance with, Section 4.2 of the Plan in the form designated by the Committee from time to time.

                "Deferred Compensation" means the Compensation deferred pursuant to Section 4.1(a) and 4.1(c) of the Plan and Benefits transferred to the Plan pursuant to Section 4.3 hereof which were credited under Sections 4.1(a), (c) or
(f) of the Prior Plan, in each case together with earnings or losses thereon attributable to the Investment Options selected by the Participant (and debited to reflect distributions therefrom).

                "Employer" means the Company, SCA, XL Capital Assurance Inc., XL Financial Assurance Ltd, XL Financial Administrative Services Inc., and any other subsidiary of SCA that becomes an Employer in accordance with Section 11.1.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "Excess Compensation" means Compensation payable during a Plan Year to the extent in excess of the $220,000 compensation limit of Section 401(a)(17) of the Code (as such amount is adjusted from time to time under Section 401(a)(17)(B) of the Code).

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "401(k) Plan" means the tax-qualified 401(k) plan maintained or contributed to by the Participant's Employer.

                "Grandfathered Benefits" means Benefits originally accrued under the Prior Plan which are credited to the Participant's account in this Plan pursuant to Section 4.3, but only to the extent such Benefits were accrued and vested on December 31, 2004 (together with earnings or losses thereon, whether attributable to periods before or after December 31, 2004, attributable to the Investment Options selected by the Participant).

                "Investment Option" means a measure of investment return pursuant to which Benefits credited to a Participant's Account shall be further credited with earnings (or debited with losses). The Investment Options available under this Plan shall be determined from time to time by the Committee.

                "Participant" means any employee of an Employer who is selected to participate in the Plan in accordance with Section 3.

                "Plan" means the SCA Holdings US Inc. Deferred Compensation Program, as set forth herein and as amended from time to time.

                "Plan Year" means the 12-month period commencing each January 1 and ending on December 31.

                "Prior Plan" means the XL America Inc. Deferred Compensation Program.

                "Retirement" means the date a Participant reaches age 65, whether or not the Participant is employed by an Employer or a subsidiary thereof at such time.

                "SCA" means Security Capital Assurance Ltd, a Bermuda corporation and owner of all of the common stock of the Company.

                "Termination Date" with respect to a Participant means the first date on which the Participant is no longer employed by an Employer or any other subsidiary of SCA.

                "Voluntary Deferral" means the Compensation deferred pursuant to Sections 4.1(c) and 4.2 of the Plan.

                "Voluntary Deferral Election" means an election with respect to a Voluntary Deferral made by a Participant pursuant to Section 4.2 of the Plan in the form designated by the Committee from time to time.


                                       3.


                                  PARTICIPATION


(a) PARTICIPATION. An employee of an Employer shall become a Participant in the Plan only upon selection and designation as a Participant by the Committee. The selection of Participants shall be in the sole discretion of the Committee and shall be consistent with the provisions of Section
        8.2 hereof.

(b) SUSPENSION OF PARTICIPATION. The participation of any Participant may be suspended or terminated by the Committee at any time in its sole discretion, but no such suspension or termination shall operate to reduce any benefits accrued by the Participant under the Plan prior to the date of suspension or termination.


                                       4.


                         BENEFITS AND DEFERRAL ELECTIONS


(a) BENEFITS. Subject to the provisions of Section 6, for each Plan Year the following Benefits shall be credited to the Account of a Participant:

        (i) a Benefit Replacement Deferral of an amount of Excess Compensation, not in excess of 5% of such Excess Compensation, that is deferred by the Participant pursuant to a Benefit Replacement Deferral Election as provided in Section 4.2 below;

        (ii) an Employer matching contribution equal to 140% (or such other percentage as determined by the Board of Directors) of the amount of Excess Compensation deferred by the Participant for the Plan Year under Section 4.1(a) above;

        (iii) a separate Voluntary Deferral of an amount of Compensation, up to 50% of base salary and up to 100% of annual bonus, that is deferred by the Participant pursuant to a Voluntary Deferral Election as provided in Section 4.2 below;

        (iv) a discretionary profit sharing contribution, if any, of a percentage of the Participant's Compensation, as determined from time to time by the Board of Directors; and

        (v) earnings or losses attributable to the Investment Options for the Participant's Benefits pursuant to Section 5 below.

(b)     DEFERRAL ELECTIONS.

        (i) Benefit Replacement Deferral Elections and Voluntary Deferral Elections must each be made no later than the December 15 immediately preceding the Plan Year for which such elections are to take effect. Such Deferral Elections shall apply to Compensation for services performed in such Plan Year, and they shall be irrevocable after such December 15. Benefit Replacement Deferral Elections shall remain in effect for all future Plan Years until changed, which change, so long as it is made prior to the December 15 immediately preceding the Plan Year for which the change is to be effective, shall apply prospectively to the Plan Year beginning after the date of the change of election. A separate Voluntary Deferral Election must be made for each Plan Year. Any deferred compensation elections in effect on the Effective Date under Section 4.2 of the Prior Plan shall apply as a Benefit Replacement Deferral Election or a Voluntary Deferral Election for this Plan, as the case may be, for the 2006 Plan Year under this Plan (and, in the case of a Benefit Replacement Deferral Election, shall continue in effect until changed in writing by the Participant as set forth above).

        (ii) Notwithstanding any provision of Section 4.2(a) to the contrary, in the case of any Compensation which qualifies as "performance-based compensation" under Section 409A of the Code and the regulations and other applicable guidance issued thereunder and which is based upon a performance period of at least twelve (12) months, a Voluntary Deferral Election may be made with respect to such performance-based compensation no later than the date that is six (6) months before the end of the performance period, so long as such election is made in compliance with the other applicable requirements of Section 409A of the Code and the regulations and other applicable guidance issued thereunder and in accordance with the procedures established by the Committee for such elections.

        (iii) Notwithstanding any provision of Section 4.2 to the contrary, a Participant may make a Deferral Election within thirty (30) days after first becoming eligible to participate in the Plan (treating eligibility to participate in the Prior Plan as eligibility to participate in this Plan for this purpose) with respect to Compensation paid for services to be performed subsequent to the effective date of the election. In the case of any bonus payable over a specified service period (E.G., a Plan
                Year), if a Deferral Election is made in the first year of the Participant's eligibility but after the beginning of the service period, the election will be deemed to apply to Compensation paid for services performed subsequent to the election if the election applies to the portion of the bonus equal to the total amount of the bonus for the service period multiplied by the ratio of the number of days remaining in the service period after the election over the total number of days in the service period.

(c) TRANSFER AMOUNTS. In the case of each Participant who was actively employed by XL Capital Ltd or one of its subsidiaries in connection with the business of the Company and its subsidiaries immediately prior to the Effective Date and who had accrued benefits under the Prior Plan, such accrued benefits will be transferred to this Plan, effective on the date determined by the Committee (the "Transfer Date"), by crediting to the Participant's Account an amount equal to the amount of such Participant's accrued benefit under the Prior Plan at such date, in each case as set forth in a written resolution of the Committee which sets forth the Participant's name, the amount of the benefit transferred, and the vesting schedule for the benefit transferred (including the amount, if any, that was vested on December 31, 2004). After the Transfer Date,
        (i) such amount shall also be credited or debited with earnings or losses attributable to the Investment Options for the Participant's Benefits pursuant to Section 5 below, and (ii) such benefits shall only be payable to the Participant under the terms of this Plan and no amount shall be payable to the Participant under the Prior Plan.


                                       5.


                         EARNINGS AND INVESTMENT OPTIONS


(a) CREDITING OF EARNINGS. Earnings shall be credited to a Participant's Account based on the Investment Option or Options to which his or her Account has been allocated, beginning with the day as of which any amounts (or any reallocation of amounts) are credited to the Participant's Account. Any amount distributed from a Participant's Account shall be credited with earnings through the day on which the distribution is processed. The Investment Options shall be determined and communicated to

        Participants by the Committee; PROVIDED, HOWEVER, that the Investment Options may not be changed retroactively.

(b) SELECTION OF INVESTMENT OPTIONS. The amounts credited to a Participant's Account under this Plan shall be allocated among the Investment Options as elected in writing (or by such other method approved by the Committee) from time to time by the Participant. Participants may allocate and reallocate their Account Balance among the Investment Options in accordance with the procedures and limitations established from time to time by the Committee.


                                       6.


                               VESTING AND PAYMENT


(a) VESTING. A Participant's Deferred Compensation will be vested in full at all times. No amount shall be payable to a Participant or his or her Beneficiary under the Plan to the extent it represents Benefits under Sections 4.1(b) or (d) of the Plan or Sections 4.1(b), (d) or (e) of the Prior Plan (or earnings or losses on such amounts) that would have been forfeited under the vesting provisions of the 401(k) Plan applicable to corresponding amounts (i.e., matching contributions, employer contributions or employee contributions, as the case may be, as determined by the Committee), taking into account all service with the Company and its subsidiaries and service with XL Capital Ltd and its subsidiaries prior to the Effective Date. Notwithstanding the foregoing, all Benefits shall become immediately vested in full upon a Change in Control.

(b) DISTRIBUTION OPTIONS. Except as otherwise provided in this Section 6, Benefits deferred from a Plan Year shall be paid to a Participant in accordance with his or her election applicable to the Plan Year pursuant to Section 6.3 hereof, either:

        (i) in a single lump sum on the date that is six months after the Participant's Termination Date (with the payment including all deemed earnings or losses calculated in accordance with the Investment Options through such date);

        (ii) in a single lump sum on the later of Retirement of the Participant or the date that is six months after the Participant's Termination Date (with the payment including all deemed earnings or losses calculated in accordance with the Investment Options through the payment date), if elected by the Participant in accordance with the provisions of Section 6.3;

        (iii) in annual, monthly or quarterly installments for up to ten years following the Participant's Termination Date, as elected by the Participant in accordance with the provisions of Section 6.3; the first such installment shall be paid on the date that is six months following the Termination Date, and the remaining installments shall be paid on the anniversaries of the Termination Date, beginning on the first anniversary of the Termination Date; and the amount of each such installment shall be determined by dividing the amount credited to the Participant under the Plan at such date (including all deemed earnings or losses, calculated in accordance with the Investment Options, credited through such date) by the number of installments remaining to be paid;

        (iv) in annual, monthly or quarterly installments for up to ten years following the later of Retirement of the Participant or the Participant's Termination Date, as elected by the Participant in accordance with the provisions of Section 6.3; the first such installment shall be paid on the later of the date of such Participant's Retirement or the date that is six months following the Participant's Termination Date, and the remaining installments shall be paid on the anniversaries of the later of Retirement of the Participant or the Participant's Termination Date, beginning on the first anniversary thereof; and the amount of each such installment shall be determined by dividing the amount credited to the Participant under the Plan at such date (including all deemed earnings or losses, calculated in accordance with the Investment Options, credited through such date) by the number of installments remaining to be paid; or

        (v) at the time, or pursuant to the fixed schedule, specified by the Participant in a payment election made in accordance with the provisions of Section 6.3 and Section 409A of the Code.

(c) ELECTION. Each Participant may elect to be paid under the Plan in accordance with one of the alternatives set forth in Section 6.2 above. A separate payment election may be made with respect to deferrals for each Plan Year. The Participant's payment election with respect to deferrals for a Plan Year shall be made at the time, and in accordance with the same requirements, as the deferral election under Section 4.2(a) or (c), as applicable, with respect to the Plan Year. Except as otherwise provided in Sections 6.4 or 6.7 below, such an election shall be irrevocable. Elections made under the Prior Plan shall continue to apply to Benefits under this Plan (subject to any deferral mandated by Section 409A of the Code) until a new election is made in accordance with the terms of this Plan. In the absence of a valid election by a Participant hereunder, the Participant shall be deemed to have elected to be paid in a lump sum under Section 6.2(a).

(d) ADDITIONAL DEFERRAL. A Participant may change his or her payment election with respect to amounts deferred for a Plan Year (to provide for additional deferral of a payment) if such change meets the following requirements and is made in accordance with the procedures establised by the Committee from time to time: (a) such new election shall not take effect until twelve (12) months after the date it is made, (b) the payment must be deferred for a period of not less than five (5) years from the date the payment would otherwise have been made (or in the case of installment payments, five
        (5) years from the date the first installment was scheduled to be paid), and (c) in the case of a payment made pursuant to Section 6.2(e), the election may not be made less than twelve (12) months prior to the date the payment is scheduled to be made (or in the case of installment payments, twelve (12) months prior to the date the first installment was scheduled to be paid). For purposes of this Section 6.4, entitlement to a series of installment payments will be treated as entitlement to a single payment, and a series of payments will be treated as installment payments if the payments are a series of substantially equal periodic amounts to be paid over a predetermined period of years, except to the extent any increase in the amount reflects reasonable earnings through the date the amount is paid.

(e) PAYMENTS UPON DEATH. Notwithstanding any provision of this Plan to the contrary, upon the death of a Participant, the Participant's Benefits shall be paid in a single lump sum to the Participant's Beneficiary within forty five (45) days following the Participant's death.

(f) MANDATORY CASH-OUT. Notwithstanding any provision of this Plan (other than Section 6.5) or any election by the Participant to the contrary, if a Participant's Account is less than $100,000 on the Termination Date, such Participant's Benefits shall be paid in a lump sum on the date that is six months after the Termination Date (except to the extent such Participant's Account is otherwise to be paid hereunder at an earlier time, in which case payments will be made at such earlier scheduled time, so long as such payment is consistent with Section 409A of the
        Code).

(g) SPECIAL 2006 PAYMENT ELECTION. To the extent permitted under Section 409A and the regulations and other applicable guidance issued thereunder and in accordance with procedures approved by the Committee, prior to the end of calendar year 2006, each Participant may change the Participant's payment election with respect to Benefits subject to
        Section 409A to another time and form of payment permissible under
        Section 6.2 hereof.

(h) GRANDFATHERED PRIOR PLAN BENEFITS. Notwithstanding any provision of this Plan to the contrary, a Participant's distribution election in effect under the Prior Plan shall continue to apply to Grandfathered Benefits unless and until a new distribution election is made by the Participant in accordance with the procedures set forth in Appendix B hereto (which shall apply to Grandfathered Benefits in lieu of the provisions of this
        Section 6).

                                       7.


                                SOURCE OF PAYMENT


(a) TRUST. All payments provided for under the Plan shall be paid in cash from the general funds of the Company; PROVIDED, HOWEVER, that such payments shall be reduced by the amount of any payments made to the Participant or his or her Beneficiary from any trust or special or separate fund established by the Company to assure such payments. The Company shall establish and maintain a trust, the assets of which shall be subject to the claims of the Company's creditors in the event of the Company's insolvency, in order to provide a source of funds to assist it in the meeting of its liabilities hereunder. At the end of each Plan Year and at the time of termination of employment of a Participant, the Company shall be required to irrevocably deposit additional cash or other property to the trust in an amount sufficient to pay each Participant who has terminated employment with the Company prior to such time (or his or her Beneficiary) the benefits of such Participant accrued pursuant to the terms of the Plan as of the close of the Plan Year (or in the case of a termination of employment, as of the time of such termination). To the extent that any Participant or Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.


                                       8.


                  ADMINISTRATION AND INTERPRETATION OF THE PLAN


(a) COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full discretion, power and authority to interpret, construe and administer the Plan, to provide for claims review procedures, and to review claims for benefits under the Plan. The Committee's interpretations and constructions of the Plan and the actions taken thereunder by the Committee shall be binding and conclusive on all persons and for all purposes.

(b) FOR SELECT GROUP OF MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES. The Plan is intended to be an unfunded deferred compensation plan "for a select group of management or highly compensated employees" within the meaning of Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA. Each provision of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall, to that extent, be disregarded.

(c) ADVISORS. The Committee shall establish and maintain Plan records and may arrange for the engagement of such accounting, actuarial or legal advisors, who may be advisors to the Company, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such advisors engaged by the Committee. The Committee may appoint a subcommittee (which may include one or more Participants) to assist it in carrying out its administrative duties under the Plan.

(d) HOLD HARMLESS. To the maximum extent permitted by law, no member of the Board of Directors, the Committee or any subcommittee appointed pursuant to Section 8.3 hereof shall be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf in his or her capacity as a member of the Board of Directors, the Committee or such subcommittee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Board of Directors, the Committee, and any subcommittee appointed pursuant to Section 8.3 hereof and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.


                                       9.


                            AMENDMENT AND TERMINATION


(a) AMENDMENT AND TERMINATION. The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action, as determined by the Board of Directors.

                                       10.


                          DESIGNATION OF BENEFICIARIES


(a) BENEFICIARY DESIGNATION. Each Participant who participates in the Plan shall file with the Company a written designation of one or more persons or trusts as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; PROVIDED, HOWEVER, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

(b) ESTATE. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his or her Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                       11.


                               GENERAL PROVISIONS


(a) SUBSIDIARIES. Any subsidiary of SCA may, upon approval by the Committee, become an Employer under the terms of the Plan. Each Employer shall bear the costs of the benefits provided under the Plan with respect to persons employed by it (subject to the allocation of costs among Employers by the Committee, in the case of Participants employed by more than one Employer). However, the Company shall be liable to each Participant for all payments provided for under the Plan, except as otherwise provided in Section 7.1 hereof.

(b) BINDING ON SUCCESSORS. This Plan shall be binding upon and inure to the benefit of SCA, the Company, its subsidiaries, and their successors and assigns and the Participant, his or her Beneficiary or designees and his or her estate. Nothing in this

        Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

(c) NO RIGHT OF EMPLOYMENT. Neither the Plan nor any action taken hereunder shall be construed as giving to a Participant or any employee the right to be retained in the employ of an Employer or any other subsidiary of SCA or as affecting the right of an Employer or such a subsidiary to dismiss any Participant or employee with or without cause.

(d) WITHHOLDING. The Company may provide for the withholding from any benefits payable under this Plan all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

(e) NOT ASSIGNABLE. No right to any amount payable at any time under the Plan may be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except (i) as provided expressly herein as to payments to a Beneficiary, (ii) other than in the case of Grandfathered Benefits, as may be necessary to fulfill a "domestic relations order" (as defined in Section 414(p)(1)(B) of the Code), or
        (iii) as may otherwise be required by law.

(f) INCAPACITY. If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his or her affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that any payment due him or her or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his or her spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Company, the Plan or the Committee or any member, officer or employee thereof.

(g) COMMUNICATIONS TO COMMITTEE. All elections, designations, requests, notices, instruction, and other communications from a Participant, Beneficiary or other person to the Committee or the Company pursuant to the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

(h) OTHER BENEFITS. Except as otherwise expressly provided, the benefits payable under this Plan shall be in addition to all other benefits provided for employees of SCA and its subsidiaries.

(i) CAPTIONS. The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

(j) GOVERNING LAW. To the extent not preempted by Federal law, this Plan shall be governed by the laws of the State of New York, without regard to the principles of conflict of laws thereof, as from time to time in effect.

(k) SECTION 409A. It is intended that the Plan will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder), and the Plan shall be interpreted on a basis consistent with such intent. The Plan may be amended in any respect deemed by the Board to be necessary in order to preserve compliance with Section 409A of the Code.

                                   Appendix A
                                   ----------

                                CHANGE IN CONTROL


                For purposes of this Plan, "Change in Control" shall mean:

                (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of SCA (the "Outstanding SCA Common Stock") or (2) the combined voting power of the then outstanding voting securities of SCA entitled to vote generally in the election of directors (the "Outstanding SCA Voting Securities"); PROVIDED, HOWEVER, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from SCA (other than by exercise of a conversion privilege); (ii) any acquisition by SCA or any of its subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by SCA or any of its subsidiaries; (iv) any acquisition by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding SCA Common Stock and Outstanding SCA Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding SCA Common Stock and Outstanding SCA Voting Securities, as the case may be (unless a Person's ownership of the acquiring corporation results in that Person indirectly owning 35% or more of the Outstanding SCA Common Stock or Outstanding SCA Voting Securities); or (v) any acquisition by XL Capital Ltd or its wholly-owned subsidiaries unless, at any time after the Effective Date and prior to such acquisition, XL Capital Ltd and its subsidiaries own less than 35% of the Outstanding SCA Voting Securities;

                (b) during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board of Directors of SCA (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of SCA; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by SCA's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

                (c) consummation of a reorganization, scheme of arrangement, merger, consolidation or similar transaction (collectively, a "Transaction"), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding SCA Common Stock and outstanding SCA Voting Securities immediately prior to such Transaction, do not, following such Transaction, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Transaction in substantially the same proportions as their ownership, immediately prior to such Transaction, of the Outstanding SCA Common Stock and Outstanding SCA Voting Securities, as the case may be;

                (d) consummation of a sale or other disposition of all or substantially all of the assets of SCA, other than to a corporation with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding SCA Common Stock and Outstanding SCA Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding SCA Common Stock and Outstanding SCA Voting Securities, as the case may be; or

                (e) approval by the shareholders of SCA of a complete liquidation or dissolution (or similar transaction) of SCA.

                                   Appendix B
                                   ----------


                      GRANDFATHERED DISTRIBUTION PROCEDURES


        The distribution procedures set forth in this Appendix B apply only to Grandfathered Benefits. The Investment Options set forth in this Plan shall apply to Grandfathered Benefits after the Transfer Date. It is intended that a Participant's rights with respect to his or her Grandfathered Benefits will not be materially modified for purposes of Section 409A of the Code from those in effect under the Prior Plan as of October 3, 2004. Accordingly, any right or benefit provided for under this Plan in addition to a right or benefit under the Prior Plan shall not apply to the Grandfathered Benefits, unless such right as benefit can be provided without the Grandfathered Benefits becoming subject to
Section 409A of the Code.

DISTRIBUTION OPTIONS. Except as otherwise provided in this Appendix B, Grandfathered Benefits shall be paid to a Participant, in accordance with his or her election as provided in Section B.2 hereof, either:

                in a cash lump sum as soon as practicable after the first date on which the Participant is no longer employed by an Employer or any other subsidiary of SCA (with the payment including all deemed earnings or losses calculated in accordance with the Investment Options through such date);

        (i) in a cash lump sum as soon as practicable after the later of Retirement of the Participant or the first date on which the Participant is no longer employed by an Employer or any other subsidiary of SCA (with the payment including all deemed earnings or losses calculated in accordance with the Investment Options through such date), if elected by the Participant in accordance with the provisions of Section B.2;

        (ii) in annual, monthly or quarterly installments for up to ten years following termination of the Participant's employment, as elected by the Participant in accordance with the provisions of Section B.2; the first such installment shall be payable as soon as practicable following the first date on which the Participant is no longer employed by an Employer or any other subsidiary of SCA; and the amount of each such installment shall be determined by dividing the amount of the undistributed Grandfathered Benefit of the Participant under the Plan at such date (including all deemed earnings or losses, calculated in accordance with the Investment Options, credited through such date) by the number of installments remaining to be paid, and may be subject to minimum periodic payment amounts as set by the Committee; or

        (iii) in annual, monthly or quarterly installments for up to ten years following the later of Retirement of the Participant or the first date on which the Participant is no longer employed by an Employer or any other subsidiary of SCA, as elected by the Participant in accordance with the provisions of Section B.2; the first such installment shall be payable as soon as practicable following the later of date of such Participant's Retirement or termination of employment; and the amount of each such installment shall be determined by dividing the amount of the undistributed Grandfathered Benefit of the Participant under the Plan at such date (including all deemed earnings or losses, calculated in accordance with the Investment Options, credited through such date) by the number of installments remaining to be paid, and may be subject to minimum periodic payment amounts as set by the Committee.

B.2. ELECTION. A Participant's payment election made under the Prior Plan shall continue to apply to Grandfathered Benefits under this Plan; PROVIDED, HOWEVER, that a Participant may file a new election as to the form of payment of Grandfathered Benefits if such election is filed at least one year in advance of termination of the Participant's employment. In the absence of a payment election by a Participant, the Participant shall be deemed to have elected to be paid in a lump sum at termination of employment under Section B.1(a).

B.3. BENEFICIARY PAYMENTS. Upon the death of a Participant, the Participant's Grandfathered Benefits shall be paid in a single lump sum to the Participant's Beneficiary as soon as practicable following the Participant's death.

B.4. MANDATORY CASH-OUT. If a Participant's entire Account under the Plan is less than $100,000 on the first date on which the Participant is no longer employed by an Employer or any other subsidiary of the Company, such Participant's Grandfathered Benefits shall be paid in a lump sum at the time of such termination of employment.

                                      -2-